Exhibit 10.37

AMENDMENT NO. 3

TO

CNF TRANSPORTATION INC.

RETURN ON EQUITY PLAN

1997 RESTATEMENT DATED 12/8/1997

CNF Transportation Inc. (the “Company”) established the Return on Equity Plan (the “Plan”) to provide for certain long-term incentive compensation awards to be made to eligible employees. The Plan was originally adopted in 1996 and was amended by the 1997 Restatement, and by subsequent amendments to the 1997 Restatement. The Plan was terminated effective December 1, 1999, but the terms of the Plan remain in effect for purposes of determining the timing and amount of payment for Award Cycles which were in progress on December 1, 1999. The Company hereby amends the 1997 Restatement of the Plan, as heretofore amended, as follows (capitalized terms used herein without definition have the meanings given to those terms in the 1997 Restatement).

1.    Change in Definition of “End Value.”    In order to conform the manner in which awards are valued under the Plan to the manner in which awards are valued under the Company’s Value Management Plan, in each case in the event of a Change in Control, the definition of the term “End Value” appearing in Section 2.05 is amended in its entirety so as to read as follows:

“2.05	End Value

“End Value” means the book value per common share of the Company on December 31 at the end of the Award Cycle, as reported in the Company’s Monthly Financial Review. However, if a Participant becomes vested earlier than the last day of the Award Cycle because of one of the several events described below, the End Value shall be (i) in the case of early vesting as a result of a Change in Control, the book value per common share as of the end of the month immediately preceding such Change in Control and (ii) in all other cases, the book value per common share on December 31 of the calendar year in which the Participant becomes vested, as such book value is reported in the Company’s Monthly Financial Review.”

2.    Change to Vesting Provisions.    In order to conform the vesting provisions for awards made under the Plan to the vesting provisions for awards made under the Company’s Value Management Plan, in each case in the event of a Change in Control, Section 2.06 of the Plan is amended in its entirety so as to read as follows:

“2.06	Vesting

A Participant shall become vested in a ROE Plan Award Cycle (i) if the

Participant is continuously employed by the Company or one of its subsidiaries or affiliates through the entire Award Cycle or (ii) upon the occurrence of one of the events described below prior to the end of the three year Award Cycle:

(a)	The Participant’s death.

(b)	The Participant’s disability as defined in the Company’s Long Term Disability Plan or a successor to that Plan.

(c)	The Participant’s (i) early retirement under the Company’s tax qualified Retirement Plan if the Participant elects within 60 days from the last day of regular employment to receive monthly pension benefits under such Retirement Plan starting on the first day of the month following the last day of employment, or (ii) normal or deferred retirement under such Retirement Plan.

(d)	A Change in Control of the Company.

A Participant who terminates from the Company before the last day of an Award Cycle shall forfeit all rights related to the ROE Units granted for that Award Cycle unless the Participant becomes vested upon the occurrence of one of the events described in clauses (a) through (d) above.”

3.    Change in Definition of “Change in Control.”    The definition of the term “Change in Control” appearing in Section 2.07 is amended by adding the following new clauses (e) and (f):

“(e)	there is consummated the sale by the Company of at least two of the three primary business units of the Company, whether in a single transaction or in a series of transactions occurring within an 18-month period; provided, however, that this clause (e) shall apply only to Participants who are employed by the Company and shall not apply to Participants who are employed by the Company’s business units; and provided further, that the Board of Directors of the Company may, upon notice to the affected Participants given at any time, terminate this clause (e) without the consent of such Participants, except that any such notice shall not be effective to terminate this clause (e) if a Change in Control occurs pursuant to this clause (e) within ninety (90) days after such notice is given; or

(f)	there is consummated the sale of one of the primary business units of the Company, or the sale of the Emery Worldwide Airlines, Inc. business unit; provided, however, that this clause

(f) shall apply only to Participants (i) who, immediately prior to such sale, were employed by the primary business unit that is sold and (ii) who are not employed by the Company or any of its subsidiaries immediately following such sale or other disposition.

As used in clauses (e) and (f) above:

(i)	“primary business units” means Con-Way Transportation Services, Inc., Emery Air Freight Corporation and Menlo Logistics, Inc., and

(ii)	a “sale” of a business unit means:

(A)	a sale by the Company of the then outstanding shares of capital stock of the business unit having more than 50% of the then existing voting power of all outstanding securities of the business unit, whether by merger, consolidation or otherwise;

(B)	the sale of all or substantially all of the assets of the business unit; or

(C)	any other transaction or course of action engaged in, directly or indirectly, by the Company or the business unit that has a substantially similar effect as the transactions of the type referred to in clause (A) or (B) above;

The foregoing notwithstanding, a sale of a business unit shall not be deemed to have occurred for purposes of clauses (e) and (f) above (x) except in the case of a transaction described in clause (B) above, so long as the Company or any of its Affiliates (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended), individually or collectively, own the then outstanding shares of capital stock of the business unit having 50% or more of the then existing voting power of all outstanding securities of the business unit, (y) in the event of the sale of shares of capital stock of the business unit to any trustee or other fiduciary holding securities under an employee benefit plan of the Company, the business unit or any other Affiliate of the Company, or (z) in the event of the sale or distribution of shares of capital stock of the business unit to shareholders of the Company, or the sale of assets of the business unit to any corporation or other entity owned, directly or indirectly, by the shareholders of the

Company, in either case in substantially the same proportions as their ownership of stock in the Company.”

4.     Change in Definition of “Dividend.”    The definition of the term “Dividend” appearing in Section 2.08 is amended in its entirety so as to read as follows:

“2.08	Dividends

“Dividend” means, for any Award Cycle, the total of all cash dividends for each share of the Company’s common stock during that Award Cycle. However, if a Participant becomes vested earlier than the last day of the Award Cycle because of one of the several events described above, the term “Dividend” shall mean (i) in the case of early vesting as a result of a Change in Control, the total of all cash dividends for each share of the Company’s common stock made during the period commencing on the first day of the Award Cycle and ending on the last day of the calendar month immediately preceding such Change in Control and (ii) in all other cases, the total of all cash dividends for each share of the Company’s common stock made during the period commencing on the first day of the Award Cycle and ending on December 31 of the calendar year in which the Participant becomes vested.”

5.    Effective Date; No Other Amendments.    The effective date of this Amendment shall be August 21, 2000. Except as heretofore amended and as expressly amended hereby, the 1997 Restatement dated December 8, 1997 remains in full force and effect for purposes of determining the timing and amount of payment for Award Cycles which were in progress on December 1, 1999.

CNF TRANSPORTATION INC.

By:
Name: Eberhard G.H. Schmoller Title: Senior Vice President, General Counsel and Secretary
Executed: August 21, 2000

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